UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 6, 2019
Date of Report (Date of Earliest Event Reported)

Insignia Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-13471	41-1656308
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8799 Brooklyn Blvd.Minneapolis, Minnesota	55445
(Address of Principal Executive Offices)	(Zip Code)

(763) 392-6200
(Registrant’s Telephone Number, Including Area Code)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ISIG	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07
Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Shareholders of Insignia Systems, Inc. (the “Company”) was held on June 6, 2019, in Minneapolis, Minnesota. Set forth below are the proposals voted upon at the annual meeting and the final voting results. Each proposal is described in detail in the definitive proxy statement relating to the annual meeting filed on behalf of the Company on April 22, 2019 (File No. 001-13471).

1.
Election of six directors.

Nominee	For	Withheld	Broker Non-Votes
Jacob J. Berning	8,212,230	39,109	2,940,732
Suzanne L. Clarridge	8,210,902	40,437	2,940,732
Kristine A. Glancy	8,214,202	37,137	2,940,732
Loren A. Unterseher	8,212,065	39,274	2,940,732
Rachael B. Vegas	8,216,417	34,922	2,940,732

Based on the voting results, all five nominees were elected to serve for one year, or until their respective successor is elected.

2.
The proposal to approve, by non-binding vote, the Company’s executive compensation received advisory approval based on the following vote:

For	Against	Abstain	Broker Non-Votes
7,631,009	45,873	574,457	2,940,732

3.
The proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the year ending December 31, 2019 was approved based on the following vote:

For	Against	Abstain	Broker Non-Votes
11,172,496	7,437	12,138	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGNIA SYSTEMS, INC.

Date: June 7, 2019	By	/s/ Jeffrey A. Jagerson
Jeffrey A. Jagerson
Chief Financial Officer and Treasurer
(on behalf of registrant)